UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

IonQ, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39694	85-2992192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Campus Drive College Park, Maryland (Address of principal executive offices)	20740 (Zip Code)

Registrant’s telephone number, including area code: 301-298-7997

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each exercisable for one share of common stock for $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

On September 2, 2025, the board of directors (the “Board”) of IonQ, Inc. (the “Company”) appointed Inder M. Singh, the Lead Independent Director of the Board, to the positions of Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”) effective as of September 4, 2025 (the “Transition Date”), succeeding Thomas Kramer, who held the role of CFO. In connection with his new executive roles, Mr. Singh has stepped down as a member of the Board.

Except as otherwise disclosed in this current report, there are no arrangements or understandings between Mr. Singh, on the one hand, and any other person, on the other hand, pursuant to which Mr. Singh was selected as an officer of the Company. Additionally, there are no family relationships between Mr. Singh and the Company’s directors and executive officers, no arrangements or understandings between Mr. Singh and any other person requiring disclosure under Item 401(b) of Regulation S-K, and no transactions with related persons requiring disclosure under Item 404(a) of Regulation S-K.

Compensation Arrangements

Offer Letter. In connection with his appointment as CFO and COO, the Company entered into an offer letter with Mr. Singh (the “Offer Letter”) setting forth the terms of his employment and compensation. Pursuant to the Offer Letter, Mr. Singh will receive an annual base salary of $500,000 and is eligible for an annual cash bonus with a target amount equal to 100% of his annual base salary, with a prorated target bonus amount paid for 2025 based on the Transition Date. Mr. Singh will also be granted initial equity awards, consisting of (i) restricted stock units (“RSUs”) with a value of $6,750,000, (ii) performance-based RSUs (“PSUs”) with a target value of $18,000,000 (the “Target PSUs”), with the opportunity to vest in up to two hundred percent (200%) of the Target PSUs, with vesting based on the Company’s achievement against performance metrics established by the Board for the three (3)-year performance period covering the 2025, 2026, and 2027 calendar years and (iii) as an inducement to have Mr. Singh accept the Company’s offer of employment and as a “make-whole” award for Mr. Singh’s forfeiture of certain contingent compensation from his prior service recipient, following his submission of satisfactory evidence of such forfeitures, Mr. Singh will receive an award of RSUs with a value equal to the dollar value of such forfeited contingent compensation, vesting on the second anniversary of the Transition Date.

The Offer Letter also provides that in the event Mr. Singh experiences a “Covered Termination” (as defined in the Company’s Amended and Restated Executive Severance Plan (the “Executive Severance Plan”)), executes and does not revoke a release of claims in favor of the Company and complies with restrictive covenants, he will be eligible for severance benefits under the Executive Severance Plan, including payments of continued salary and a full target bonus over a severance period (ranging from 9 to 12 months depending whether in connection with a change in control), a pro-rata target bonus for the year of termination, a COBRA subsidy based on the length of the severance period and acceleration of certain equity awards.

The foregoing summary is not a complete discussion of the terms discussed herein and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q, and the full text of the Executive Severance Plan, a copy of which is filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference.

A copy of the press release announcing the executive transition has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

A copy of the press release announcing the executive transition has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IonQ, Inc.

Date: September 4, 2025	By:	/s/ Paul T. Dacier
Paul T. Dacier
Chief Legal Officer and Corporate Secretary